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Exhibit 23.1 - Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-59424, 33-79366 and 333-51837) pertaining to the Saga
Communications, Inc. 1992 Stock Option Plan, the Registration Statement (Form S-8 No. 333-28611) pertaining to the Saga Communications, Inc. 1997 Non-Employee Director Stock Option Plan, the Registration Statement (Form S-8 No. 333-63321) pertaining to the Saga Communications, Inc. Employee 401(k) Savings and Investment Plan, and the Registration Statement (Form S-8 No. 333-85535) pertaining to the Saga Communications, Inc. Employee Stock Purchase Plan of our report dated March 11, 2003 with respect to the consolidated financial statements of Saga Communications, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2002.


                                     /S/ Ernst & Young LLP
                                     -----------------------------------
                                     Ernst & Young LLP


Detroit, Michigan
March 19, 2003